Exhibit 99.1

News From

Buena, NJ  08310

Release Date: February 19, 2010

Contact:

Philip S. Forte

IGI Laboratories, Inc.

(609) 856-697-1441 ext. 363

www.askigi.com

IGI LABORATORIES INC.,

ANNOUNCES CHANGES TO ITS SENIOR MANAGEMENT TEAM

BUENA, N.J.--(BUSINESS WIRE)--IGI Laboratories, Inc. (NYSE AMEX:IG), a premier provider of topical formulation development, analytical, manufacturing and packaging services today announced that effective February 12, 2010, Charles E. Moore has joined the Company in the newly created position of Executive Vice President of Technical Operations. Mr. Moore will report directly to Chief Executive Officer, Hem Pandya. In addition, the Company announced the promotion of Philip S. Forte to Chief Financial Officer. These key executive appointments will facilitate the next phase of the Company’s growth into becoming a leader in the topical and oral liquid pharmaceutical market.

Commenting on today's news, Mr. Pandya noted, "We are very pleased to welcome Charlie to IGI’s executive team. With over 25 years of pharmaceutical industry experience specifically in the field of dermatology, Charlie is a seasoned executive with a broad knowledge base in the areas of product development, commercial operations, logistics, business development, and sales. I would also like to congratulate Phil and look forward to working with him in his role as Chief Financial Officer. Phil as been a tremendous asset to the Company ever since joining IGI as Corporate Controller in May 2009. Together as a team we will successfully execute on the Company's business strategies."

Charles E. Moore is an experienced pharmaceutical executive with a successful track record in bringing over 50 generic topical products from development to approval. Prior to joining IGI, Mr. Moore was Vice President of Business Development for Infa Inc. where he was responsible for development of the North American business of the Infa Group, an Italian-based Active Pharmaceutical Ingredient (API) manufacturer.  Mr. Moore has also served as Director of Business Development for VinChem Inc. From 1980 to 2006, Mr. Moore served in various senior management roles for Altana Inc. (now Nycomed) including being the Head of the Product Development Task Force. He was responsible for researching the US dermatology market, selecting the product candidates for in-house development, and overseeing the development process through ANDA approval and launch. Mr. Moore received his BSBA from Thomas A. Edison College.

Philip S. Forte is a financial professional with a 20 year record of creating value in both the financial and operational side of various Pharmaceutical businesses. Prior to IGI, Mr. Forte was the Senior Director of Finance at Teva Specialty Pharmaceuticals Industries, Ltd., in Horsham Pennsylvania. At Teva Specialty Pharmaceuticals, Mr. Forte was responsible for the business financial operations including its strategic business plan and business development initiatives. Prior to Teva Specialty Pharmaceuticals, Mr. Forte has held various financial roles in corporate and public accounting including Bristol Myers Squibb and Aventis. Phil received his BBA in Accounting from Bernard M. Baruch and his MBA in finance from Fairleigh Dickinson University.

About IGI Laboratories, Inc.

IGI Laboratories, Inc. engages in the development, manufacturing, filling, and packaging of topical, semi solid, and liquid products for pharmaceutical and cosmeceutical companies. The Company offers the patented Novasome® encapsulation technology which contributes value-added qualities to pharmaceutical and cosmeceutical products, providing improved dermal absorption and sustained release of the active molecule.

IGI Laboratories, Inc. “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," "possible," "one time," "provides an opportunity," "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors or IGI Laboratories, Inc.’s ability to implement business strategies. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.